Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

Chapter 11
Case No.: 03-10877 (BRL)
Hon. Burton R. Lifland

In re:
Dice Inc.
Debtor

MONTHLY OPERATING REPORT FOR THE
PERIOD JUNE 1 TO JUNE 30, 2003

DEBTOR’S ADDRESS:	Dice Inc.
3 Park Avenue
New York, NY 10016
MONTHLY DISBURSEMENTS: $640,000
DEBTOR’S ATTORNEYS:	Robert J. Feinstein
Pachulski Stang Ziehl Young Jones & Weintraub P.C.
461 Fifth Avenue
25th Floor
New York, New York 10017-6234

MONTHLY OPERATING PROFIT (LOSS): $(271,000)

REPORT PREPARER:	Dice Inc.

The undersigned, having reviewed the attached report acting as the duly authorized agent for the Debtor in Possession, declares under penalty of perjury under the laws of the United States that the figures, statements, disbursement itemizations, and account balances listed in the Monthly Report of the Debtor are true and correct as of the date of this report to the best of my knowledge, information and belief.

Date: JULY 15, 2003

DICE INC.

By:	/S/ MICHAEL P. DURNEY
Michael P. Durney, Senior Vice President, Chief Financial Officer and Treasurer

DICE INC.

DICE INC. and subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

as of June 30, 2003

(unaudited)

(In thousands except share data)
ASSETS
Current assets
Cash and cash equivalents	$7,670
Marketable securities	802
Accounts receivable, net of allowance for doubtful accounts of $545	2,031
Prepaid expenses and other current assets	1,643

Total current assets	12,146
Fixed assets, net	5,038
Reorganization value in excess of amounts allocated to identifiable assets	26,910
Restricted cash	567
Other assets	58

Total assets	$44,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,166
Deferred revenue	4,844
Accrued reorganization items, net	1,753
Leases payable—current	575

Total current liabilities	9,338
Leases payable	98
Other liabilities	326

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value; 20,000 shares authorized; none issued	—
Common stock, par value $.01; 40,000 shares authorized; 20,000 shares issued	—
Additional paid in capital	34,955
Accumulated other comprehensive income	2
Retained earnings	—

Total stockholders’ equity	34,957

Total liabilities and stockholders’ equity	$44,719

The accompanying notes are an integral part of these consolidated financial statements.

DICE INC. and subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

for the month ended June 30, 2003

(unaudited)

(In thousands except per share data)
Revenues	$2,217
Cost of revenues	235

Gross profit	1,982

Operating expenses:
Product development	171
Sales and marketing	927
General and administrative	434
Depreciation	362
Amortization	205

Total operating expenses	2,099

Loss before reorganization items, net, and interest	(117)

Provision for reorganization items, net	(205)
Fresh start adjustments, net	3,987

Interest expense (contractual interest expense was $405 for the month ended June 30, 2003)	(9)
Interest and other income	5

Net income	$3,661

Basic and diluted net income per share	$0.33

Weighted average shares of common stock outstanding used in computing basic and diluted net income per share	11,114

The accompanying notes are an integral part of these consolidated financial statements.

DICE INC. and subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

for the month ended June 30, 2003

(unaudited)

(In thousands)
Cash flows from operating activities:
Net income	$3,661
Adjustments to reconcile net gain to net cash provided by operating activities:
Depreciation	362
Amortization of intangible assets	205
Amortization of barter advertising costs	60
Provision for doubtful accounts	25
Charge related to issuance of stock options and restricted stock	10
Changes in operating assets and liabilities:
Accounts receivable	(225)
Prepaid expenses and other assets	271
Accounts payable and accrued expenses	211
Deferred revenue	130
Other, net	(2)

Net cash provided by operating activities before reorganization items	4,708
Changes in operating assets and liabilities from reorganization items:
Payment of prepetition liabilities subject to compromise	(369)
Fresh start adjustments, net	(3,987)
Professional fees for services rendered and other costs incurred in connection with Chapter 11 proceedings	145

Net cash provided by operating activities	497

Cash flows from investing activities:
Purchases of fixed assets	(21)
Purchases of marketable securities	(150)
Maturities and sales of marketable securities	—

Net cash used in investing activities	(171)

Cash flows from financing activities:
Payments of principal on capital leases and notes payable	(48)

Net cash used in financing activities	(48)

Net change in cash and cash equivalents for the period	278
Cash and cash equivalents, beginning of period	7,392

Cash and cash equivalents, end of period	$7,670

The accompanying notes are an integral part of these consolidated financial statements.

DICE INC.

CONDENSED BALANCE SHEET

as of June 30, 2003

(unaudited)

(In thousands except share data)
ASSETS
Current assets
Cash and cash equivalents	$4,343
Marketable securities	802
Prepaid expenses and other current assets	1,199

Total current assets	6,344
Fixed assets, net	939
Restricted cash	57
Investments in subsidiaries	34,343

Total assets	$41,683

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Amounts due to subsidiaries, net	$3,571
Accrued reorganization items, net	1,753
Accrued expenses	767
Leases payable—current	545

Total current liabilities	6,636
Leases payable	90

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value; 20,000 shares authorized; none issued	—
Common stock, par value $.01; 40,000 shares authorized; 20,000 shares issued	—
Additional paid in capital	34,955
Accumulated other comprehensive income	2
Retained earnings	—

Total stockholders’ equity	34,957

Total liabilities and stockholders’ equity	$41,683

The accompanying notes are an integral part of these consolidated financial statements.

DICE INC.

CONDENSED STATEMENT OF OPERATIONS

for the month ended June 30, 2003

(unaudited)

(In thousands except per share data)

Revenues	$—

Operating expenses:
Sales and marketing	27
General and administrative	239
Depreciation	5

Total operating expenses	271

Loss before reorganization items, net, and interest	(271)

Provision for reorganization items, net	(205)
Fresh start adjustments, net	3,987

Interest expense (contractual interest expense was $ 405 for the month ended June 30, 2003)	(7)
Interest and other income	3

Net income	$3,507

Basic and diluted net income per share	$0.32

Weighted average shares of common stock outstanding used in computing basic and diluted net income per share	11,114

The accompanying notes are an integral part of these consolidated financial statements.

DICE INC.

CONDENSED STATEMENT OF CASH FLOWS

for the month ended June 30, 2003

(unaudited)

(In thousands)
Cash flows from operating activities:
Net income	$3,507
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	5
Changes in operating assets and liabilities:
Prepaid expenses and other assets	227
Accrued expenses	64
Other, net	11

Net cash provided by operating activities before reorganization items	3,814
Changes in operating assets and liabilities from reorganization items:
Payment of prepetition liabilities subject to compromise	(369)
Fresh start adjustments, net	(3,987)
Professional fees for services rendered and other costs incurred in connection with Chapter 11 proceedings	145

Net cash used in operating activities	(397)

Cash flows from investing activities:
Purchases of marketable securities	(150)
Maturities and sales of marketable securities	—

Net cash used in investing activities	(150)

Cash flows from financing activities:
Transfers from subsidiaries, net	446
Payments of principal on capital leases	(45)

Net cash provided by financing activities	401

Net change in cash and cash equivalents for the period	(146)
Cash and cash equivalents, beginning of period	4,489

Cash and cash equivalents, end of period	$4,343

Cash receipts and disbursements:
Cash receipts	$4
Cash disbursements	—

Net cash receipts (disbursements)	$4

Cash disbursements to determine fee to US Trustee:
Cash disbursements	$—
Less: Cash disbursements by Debtor on behalf of non-Debtor subsidiaries	—
Add: Cash disbursements by non-Debtor subsidiaries on behalf of Debtor	640

$640

The accompanying notes are an integral part of these consolidated financial statements.

DICE INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION AND COMPANY BACKGROUND

Basis of Presentation

Dice Inc. (“Dice”) (formerly known as EarthWeb Inc.), a Delaware corporation, provides online technology recruiting and career development services. Dice provides services to hire, train and retain technology professionals through two operating subsidiaries, Dice Career Solutions, Inc. (“DCSI”), which operates an online job board (dice.com) for technology professionals, and MeasureUp, Inc. (“MeasureUp”), a provider of certification test preparation and assessment products for technology professionals. Dice and its wholly-owned subsidiaries are referred to as the “Company”.

The consolidated financial statements of the Company and the financial statements of Dice have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the consolidated financial statements have been included.

In connection with the filing for protection under Chapter 11 of the Bankruptcy Code and with the emergence of Dice from Chapter 11 (see Note 2), the provisions outlined under AICPA Statement of Position (“SOP”) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,”(“SOP 90-7”) were applied. SOP 90-7 provides guidance with respect to accounting and classification of items while in bankruptcy and guidance with respect to financial reporting upon emergence from Chapter 11 (“Fresh Start Accounting”). See Note 3.

Liquidity Issues

The Company sustained net losses and negative cash flows from operations since its inception. The Company’s ability to meet its obligations in the ordinary course of business has been dependent upon its ability to establish profitable operations, renegotiate the terms of its indebtedness, or raise additional financing through public or private equity financings, collaborative or other arrangements with corporate sources, or other sources of financings to fund operations. On January 27, 2003, the Company did not make an interest payment of $2.43 million due on its 7% Convertible Subordinated Notes due January 2005 (the “Notes”). The indenture (the “Indenture”) governing the Notes contained a 30-day grace period. The matters described above raised substantial doubt about the Company’s ability to continue as a going concern. The Company’s resolution of these matters through a capital restructuring plan and related bankruptcy filing is described below.

Capital Restructuring Plan

On January 28, 2003, the Company entered into a lock-up agreement with Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”), which held approximately 48% of the Notes. The lock-up agreement called for Elliott to vote in favor of a plan in which Dice would exchange 95% of its common stock for all of the $69.4 million outstanding face amount of the Notes, and for Dice to effect this transaction through a pre-arranged Chapter 11 bankruptcy filing and to emerge from the process as a privately held company. That process is described in Note 2.

NOTE 2—PETITION FOR RELIEF UNDER CHAPTER 11

On February 14, 2003 (the “Petition Date”), Dice filed a voluntary petition (the “Petition”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) for the purpose of confirming its pre-arranged Joint Plan of Reorganization (the “Plan”) dated February 14, 2003 with the majority holders of the Notes. The Petition was filed with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and was assigned Case No. 03-10877 (BRL). As of the Petition Date, Dice commenced operating its business and managing its properties as a debtor-in-possession.

Dice’s operating subsidiaries did not commence bankruptcy proceedings, and they continued to operate in the ordinary course of business without any court-imposed restrictions. During the bankruptcy proceedings, Dice paid its postpetition trade obligations in the ordinary course of business as prescribed by the Bankruptcy Court.

The Plan was confirmed by the Bankruptcy Court on June 24, 2003 (the “Confirmation Date”) and became effective as of the close of business on June 30, 2003 (the “Effective Date”).

DICE INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

The Plan eliminated all of the Company’s outstanding Notes in exchange for the issuance to the noteholders of 19,000 shares, or 95%, of Reorganized Dice Common Stock. The Plan also provided for the 130 largest holders of old Dice stock to receive a pro rata allocation of 1,000 shares, or 5%, of Reorganized Dice Common Stock. In addition to their 5% ownership, holders of old Dice stock who receive new common stock will also receive warrants to acquire an additional 8% of Reorganized Dice Common Stock. These warrants will have an exercise price which would equate to an equity value for Reorganized Dice of $69.4 million in the aggregate. The Dice shareholders who are not among the largest 130 holders will receive a pro rata allocation of $50,000 in cash. Under the Plan, all of the Company’s outstanding capital stock and options were canceled effective as of the Effective Date. Dice expects to accomplish the distribution of shares of Reorganized Dice Common Stock and cash within 60 days of the Effective Date.

In accordance with the Plan, a total of 40,000 shares of Reorganized Dice Common Stock were authorized, including 20,000 to be issued under the terms of the Plan; 1,600 shares reserved for issuance under the warrants and 3,530 reserved for issuance under a new stock option plan. None of these shares will be registered under the Securities Act of 1933.

On the Effective Date, all unsecured prepetition trade creditors of Dice were paid their allowed claims in full as provided for by the Plan. The total amount disbursed was approximately $369,000.

NOTE 3—Financial Reporting During Reorganization Proceeding and Fresh Start Accounting

In connection with the filing for protection under Chapter 11 of the Bankruptcy Code and with the emergence of Dice from Chapter 11, the provisions outlined under SOP 90-7 were applied. SOP 90-7 provides guidance with respect to accounting and classification of items while in bankruptcy and guidance with respect to financial reporting upon emergence from Chapter 11 (“Fresh Start Accounting”). Upon applying Fresh Start Accounting, a new reporting entity is deemed to be created, and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values.

Financial Reporting During Reorganization Proceeding

In accordance with SOP 90-7, the consolidated statement of operations presents the results of operations of the Company while Dice was in Chapter 11 proceedings. Expenses resulting from the restructuring, as well as adjustments resulting from the application of Fresh Start Accounting, are reported separately as reorganization items. Costs of the reorganization are expensed as incurred. For the month ended June 30, 2003, Dice recognized expenses directly associated with the Chapter 11 bankruptcy proceeding in the amount of $208,000. (The adjustments resulting from the application of Fresh Start Accounting are described separately below.) In addition, for the month ended June 30, 2003, the Company recognized interest income in the amount of $3,000 on accumulated cash that Dice did not disburse as a result of its Chapter 11 reorganization proceedings. Such interest income has been offset against the aforementioned reorganization expenses.

For the month ended June 30, 2003, provision for reorganization items, net, consists of the following:

Expense/(Income)
Legal, advisory, and other fees	$186
Printing and distribution expenses	22

208
Interest income	(3)

Total	$205

For financial reporting purposes, Dice is required to recognize interest expense during the Chapter 11 proceedings only to the extent that it will be paid during the proceedings or it is probable that it will be an allowed claim. Accordingly, Dice did not recognize interest expense of $405,000 on the Notes. For the month ended June 30, 2003, Dice’s reported interest expense was $7,000.

Fresh Start Accounting

DICE INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Dice’s emergence from Chapter 11 bankruptcy proceedings as of the Effective Date resulted in a new reporting entity and adoption of Fresh Start Accounting. The consolidated statement of operations for the month ended June 30, 2003 reflects reorganization adjustments related to the exchange of debt for equity by the noteholders, the settlement of unsecured trade claims at amounts less than carrying value and the adoption of fresh start reporting. The consolidated balance sheet as of June 30, 2003 reflects the allocation of the estimated reorganization value of the Company of $35.0 million (which amount served as the basis for the Plan approved by the Bankruptcy Court). This amount will be used to allocate value to the assets and liabilities of Reorganized Dice in proportion to their relative fair values in conformity with Statement of Financial Accounting Standards No. 141, “Business Combinations.” As of the date of this report, all of the amount of reorganization value not allocated to identifiable tangible assets (preliminarily determined to be $26.9 million) has been recorded as Reorganization Value in Excess of Amounts Allocated to Identifiable Assets as of June 30, 2003.

To facilitate the calculation of the enterprise value of Reorganized Dice, a set of financial projections was developed. Based on these projections, the enterprise value was determined, with the assistance of an independent financial advisor, using various valuation methods including the following: (i) a comparison of the Company and its projected financial performance to the market values of comparable companies, (ii) a calculation of the present value of future cash flows under the projections and (iii) a review and analysis of recent transactions of companies in similar industries/businesses to the Company. The estimated enterprise value is dependent upon achieving the projected financial performance set forth in the projections as well as the realization of the other assumptions which are not assured. The estimated enterprise value of $29.9 million was determined based on selecting the mid-point of a range of values comprised of the various valuation methods described above.

As a result of the adoption of Fresh Start Accounting, the following adjustments were made as of the Effective Date (in thousands):

Gain/(Loss)
Exchange of Debt and accrued interest for 95% of equity in reorganized Dice	$38,914
Elimination of pre-reorganization equity accounts and issuance of 5% equity in reorganized Dice to existing shareholders	(34,454)
Satisfaction of prepetition unsecured trade claims at less than recorded amounts	778
Provision for run-off directors’ and officers’ insurance coverage and management retention compensation	(1,148)
All other, net	(103)

Net gain	$3,987

NOTE 4—SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

Principles of Consolidation

The consolidated financial statements include the accounts of Dice and its principal subsidiaries, DCSI, EW Knowledge Products, Inc. and Measure Up. All significant intercompany balances and transactions have been eliminated in consolidation.

Intercompany Transactions

The Company operates a centralized cash management system, under which DCSI makes payments on behalf of Dice, which are charged to Dice at cost.

Dice incurs certain costs on behalf of its subsidiaries which are charged to the subsidiaries at cost.

Revenue Recognition

The Company generates revenue from the following sources:

Paid job listings. Paid job listing revenues are derived from the sale of technology job listings and access to a searchable database of candidates on the dice.com website to recruiters and employers. Paid job listing revenues are recognized ratably over the period in which the customer contracts to display job listings.

Certification test preparation and assessment. Revenues from MeasureUp are derived by providing online certification test preparation and related products for technology professionals and offering instructor-led training classes. Technology professionals

DICE INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

preparing for certification exams use these products at training centers or individually online, as well as at the Company’s training classes. Revenue from MeasureUp’s online certification preparation exams and other training courses is recognized ratably as courses are provided. Revenue from the sale of CD-ROM test preparation exams is recognized when the product is shipped.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less when purchased are considered cash equivalents. Restricted cash is reported separately on the balance sheet.

Concentration of Credit Risk

Substantially all of Dice’s excess cash, cash equivalents and marketable securities have been invested in a diversified portfolio of debt instruments of United States government agencies and high quality money market instruments.

The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral on accounts receivable. Accounts receivable allowances are provided for estimated uncollectible accounts, sales discounts and returns.

Marketable Securities

Dice’s marketable securities are comprised of U.S. government agency securities with readily determinable market values. Marketable securities are classified and accounted for as “available-for-sale” and are reported at fair market value with the resulting net unrealized gains or losses reported as a separate component of stockholders’ deficit. If management determines that an unrealized loss is other than temporary, such loss will be charged to the statement of operations.

Fixed Assets

Depreciation of equipment, furniture and fixtures, computer software and capitalized website development costs are provided under the straight-line method over estimated useful lives ranging from two to five years. Amortization of leasehold improvements is provided over the lesser of the term of the related lease or the estimated useful life of the improvement. The cost of additions and betterments is capitalized, and repairs and maintenance costs are charged to operations in the periods incurred.

Goodwill and Other Intangible Assets

In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“FAS”) No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”), effective for fiscal years beginning after December 15, 2001. Under the rules, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests in accordance with FAS 142. Other intangible assets continue to be amortized over their useful lives.

Goodwill and Reorganization Value in Excess of Amounts Allocated to Identifiable Assets are not subject to amortization and are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired. The impairment test consists of a comparison of the fair value of the asset with its carrying amount. If the carrying amount exceeds its fair value, an impairment loss shall be recognized in an amount equal to that excess. After an impairment loss is recognized, the adjusted carrying amount of the asset is its new accounting basis.

As of the date of this report, all of the amount of reorganization value not allocated to identifiable tangible assets (preliminarily determined to be $26.9 million) has been recorded as Reorganization Value in Excess of Amounts Allocated to Identifiable Assets as of June 30, 2003.

Other intangible assets, if any are deemed to exist, will be amortized using the straight-line method over the expected period of benefit. The carrying amount of intangibles will be reviewed on a regular basis for the existence of facts or circumstances, both internal and external, that suggest impairment. The Company determines if the carrying amount of an asset is impaired based on anticipated undiscounted cash flows before interest and income taxes. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined primarily using the anticipated cash flows before interest and income taxes, discounted at a rate commensurate with the risk involved.

DICE INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Bad Debt

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Income Taxes

The Company recognizes deferred taxes by the asset and liability method. Under this method, deferred income taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The primary sources of temporary differences are depreciation and amortization of intangible assets and operating loss carryforwards.

Risks and Uncertainties

The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks include the failure to develop and extend the Company’s online service brands, the rejection of the Company’s services by consumers, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. In the event that the Company does not successfully execute its business plan, certain assets may not be recoverable.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates include the useful lives and valuation of fixed assets, intangible assets; the accounts receivable allowance for doubtful accounts; and the income tax valuation allowance.

NOTE 5—Statement of Cash Flows Disclosures

Supplemental Disclosure of Non-cash Transactions:

Dice exchanged 19,000 shares of Reorganized Dice Common Stock with a reorganization value of $33.2 million for all of the outstanding Notes with a face amount of $69.4 million, plus accrued interest of $2.8 million.

DICE INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

CASE NAME: Dice Inc., CASE NO.: 03-10877 (BRL)

For month ended June 30, 2003

TAX QUESTIONNAIRE

Gross salaries paid	$105,604
Gross salaries incurred	$110,883
Federal and state income taxes withheld and paid	$26,863
Payroll taxes withheld	$2,182
Payroll tax contributions incurred	$2,292
Gross taxable sales	—
Property taxes	—
Other taxes (state income and franchise tax)	$2,409

Employee income taxes withheld and paid:

	Withheld		Paid
Taxing Authority	Amount	Date	Amount	Date
Federal	$10,439	6/13/03	$10,439	6/13/03
Federal	$10,439	6/27/03	$10,439	6/27/03
State of New York	$2,867	6/13/03	$2,867	6/13/03
State of New York	$2,600	6/27/03	$2,600	6/27/03
State of Iowa	$178	6/13/03	$178	6/13/03
State of Iowa	$340	6/27/03	$340	6/27/03

Payroll taxes withheld and/or paid:

	Withheld		Paid
Taxing Authority	Amount	Date	Amount	Date
FICA (Employer portion)			$1,091	6/13/03
FICA (Employer portion)			$1,091	6/27/03
FICA (Employee portion)	$1,091	6/13/03	$1,091	6/13/03
FICA (Employee portion)	$1,091	6/27/03	$1,091	6/27/03
New York SDI	$8	6/13/03
New York SDI	$8	6/27/03

INSURANCE QUESTIONNAIRE

All insurance policies are fully paid for the current period, including amounts for workers compensation and disability insurance.